SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                February 17, 1999

                     CUNNINGHAM GRAPHICS INTERNATIONAL, INC.
               (Exact name of Registrant as specified in Charter)


       New Jersey                     0-24021                    22-3561164
(State or Other Jurisdiction        (Commission                (IRS Employer
   of Incorporation)                File Number)             Identification No.)


629 Grove Street, Jersey City, New Jersey                        07310
(Address of principal executive office)                       (Zip Code)


Registrant's telephone number including area code:  (201) 217-1990


--------------------------------------------------------------------------------
          (Former name or Former Address, if Changed Since Last Report)



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Item 2.  Acquisition or Disposition of Assets

     Pursuant to an Asset Purchase Agreement dated as of February 17, 1999 (the "Agreement") among Boston Towne Press, Inc. (the "Seller"), John R. Henesey, Jr. (the "Shareholder"), Cunningham Graphics International, Inc. (the "Company") and BTP Acquisition Corp. (the "Acquisition Subsidiary"), the Company, through the Acquisition Subsidiary, purchased certain of the assets and assumed certain liabilities of the Seller.

     The purchase price of the acquisition was $5.3 million, which was paid as follows: (i) a cash payment in the amount of $4.9 million and (ii) the assumption of $0.4 million of indebtedness. The Company borrowed $3.3 million from its revolving line of credit to fund a portion of the purchase price. Pursuant to the Agreement, the Company may be required to pay to the Shareholder up to an additional $0.7 million, depending upon the earnings of Boston Towne Press during the years 1999 and 2000.

     The Company intends to have Boston Towne Press continue its operations in the manner conducted prior to the acquisition. The Acquisition Subsidiary will change its name to Boston Towne Press, Inc.

     In connection with the Agreement, the Acquisition Subsidiary entered into an employment agreement dated as of February 17, 1999 with the Shareholder.

     A copy of the press release is attached hereto as Exhibit 99.1.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Business Acquired

     Audited financial statements of the acquired business for the years ending December 31, 1997 and 1998 and additional financial information required under Rule 3-14 of Regulation S-X are not included in this report and will be filed by amendment.

     (b)  Pro Forma Financial Information

     Pro forma financial information for the Company after giving effect to the acquisition of Boston Towne Press is not included in this report and will be filed by amendment.

     (c)  Exhibits

     Exhibit No.                  Description

         10.29 Asset purchase agreement dated February 17, 1999 for the sale and purchase of certain assets and the assumption of certain liabilities of Boston Towne Press, Inc. by and among Boston Towne Press, Inc., John R. Henesey, Jr., Cunningham Graphics International, Inc. and BTP Acquisition Corp.

         10.30 Employment Agreement dated as of February 17, 1999 between BTP Acquisition Corp. and John R. Henesey Jr.

         99.1 Press release of Cunningham Graphics International, Inc. dated February 17, 1999 with respect to the completion of the acquisition of Boston Towne Press, Inc.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Cunningham Graphics International, Inc.
                                                     (Registrant)


Dated: February 23, 1999                By:  /s/ Robert M. Okin
                                             -----------------------------------
                                            Name:  Robert M. Okin
                                            Title:  Senior Vice-President and
                                                     Chief Financial Officer

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